Exhibit 99.01

Investview (“INVU”) Announces Record 2021 Financial Results

Record-breaking Fiscal 2021 Gross Revenues up 53%

Generates Fiscal 2021 Operating Net Income of $1.6 million, a turnaround from a nearly $23 million fiscal 2020 loss

Company Growth Accelerating: Record Breaking Fourth Quarter Revenue Growth of 291% year over year to $18 million and operating net income of $6 million

●	$18 Million 4th Quarter Gross Revenue
●	$16.1 Million 4th Quarter Net Revenue
●	$6 Million 4th Quarter Net Income
●	$8.3 Million 4th Quarter Bitcoin Mining Gross Revenue
●	$40.1 Million Annual Gross Revenue
●	$37.7 Million Annual Net Revenue
●	$1.6 Million Annual Net Income (versus a $21.3 Million loss for last fiscal year)

EATONTOWN, NJ, April 22nd, 2021 (BUSINESSWIRE) — Investview, Inc. (OTCQB: INVU), a diversified financial technology company, today announced that it achieved record global revenues, net revenue and net income in its preliminary financial results for the fourth quarter and year ended March 31, 2021.

The Company also reported a near tripling of fourth quarter fiscal 2021 gross revenue as well as significant year-over-year growth in other key financial performance metrics, including new, all-time-high monthly revenue and operating profit margin in the month of March 2021.

"It was a historic, record-breaking year and quarter for Investview,” stated Mario Romano, Investview’s Director of Finance. “Global gross revenues for the year and the fourth quarter were $40.1 million and $18 million respectively, increases of 53% and 291%, respectively, over the same year ago periods. This was driven by strong business momentum across all business verticals including worldwide subscription growth from iGenius, our financial education direct marketing firm and the establishment and optimization of our Bitcoin mining operations, further enhanced by a new generation of digital assets, NDAU, the world’s first adaptive digital currency.''

"By nearly every measure 2021 was our best year ever, topped off by a fantastic fourth quarter, the best quarter in our history in terms of revenue and profitability,” commented Joe Cammarata, Investview CEO. “Our entire team is meeting our global business challenges and executing on our commitment to growth as we strive to deliver continued record results to our shareholders.”

“Financial education, transparency and trust remain a driving force with consumers,” explained Cammarata, “which is leading to increased demand and rapid growth, especially within Gen X and Y, where we are experiencing steadily improving participation rates. Our expanding line of products – including the newly announced NDAU digital currency product packages – will continue to define Investview as a leading, forward-thinking Fintech brand with a full offering of cutting-edge products that appeal to an increasingly wider, worldwide audience.”

Twelve Months Ended March 31, 2021 Financial Highlights

●	$40.1 million gross revenue for the full year (an increase of $13.9 million or 53% year over year)

●	$37.7 million net revenue for the full year (an increase of $13.5 million or 56% increase year over year)

●	$1.6 million net income for the full year (versus a $21.3 Million loss for last fiscal year)

●	$6.5 million increase in cash, cash equivalents, and restricted cash during the twelve months ended March 31, 2021 (from $137,000 at March 31, 2020 to $6.7 million at March 31, 2021)

●	$6.2 million in digital currency holdings

Fourth Quarter Fiscal 2021 Financial Highlights

●	Consolidated gross revenue was $18 million, the highest quarterly gross revenue in the Company’s history, which was an increase of $13.4 million or 291% year over year

●	Consolidated net revenue was $16.1 million for the 4th quarter 2021, the highest quarterly revenue in the Company’s history, which was an increase of $11.6 million or 258% year over year

●	Consolidated net income was $6 million for the 4th quarter 2021, the highest quarterly net income in the Company’s history, which was an increase of $18.7 million or 147% year over year

Note: The numbers included in this release are initial expected results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP, and are subject to final review by the Company’s independent auditors. Final audited financial statements will be released in our annual 10-K report.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the generation of digital assets. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may,” “should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations
Contact: Arthur Rome

Phone Number: 732.889.4308
Email: pr@investview.com